Free Writing Prospectus Filed Pursuant to Rule 433 Registration Number 333-274164	Free Writing Prospectus Filed Pursuant to Rule 433 Registration Number 333-276916

Ford Interest Advantage Online Access Instruction Form As a Ford Interest Advantage investor, you have easy access to your funds online or with your mobile device. • Invest with confidence, knowing that our priority is keeping your data and investment secure • Manage your account 24/7, check your investment balance and transactions, and schedule external transfers • Set up alert notifications for email or text message • Sign up for electronic monthly statements • Scan checks for investment from the convenience of your mobile device • Use convenient redemption options including Bill Pay • Download your transaction activity Steps for Enrolling in Online Access 1. Go to http://www.ford.com/finance/investor-center/ford-interest-advantage 2. Click on “Sign In” 3. Click on “Sign-up” to begin the enrollment process 4. Read and accept the Ford Interest Advantage Online Terms and Conditions and complete the Online Access Enrollment page 5. Select a new User ID and password 6. The initial screen that you see will be in the Financial Center. This page may be customized for your convenience. 7. After your initial login, you can use the new User ID and password you have selected to login. The Notes issued under the Ford Interest Advantage Program are unsecured debt obligations of Ford Motor Credit Company LLC. They are not insured by the Federal Deposit Insurance Corporation, they are not guaranteed by Ford Motor Company, and they do not constitute a bank account. Ford Interest Advantage is not a money market mutual fund. As an investment in the debt of one company (Ford Credit), the Notes do not meet the diversification or investment quality standards for money market funds set forth in the Investment Company Act of 1940. The Notes available through Ford Interest Advantage are issued by Ford Motor Credit Company and are offered only in the United States. This does not constitute an offer to sell or a solicitation to invest in the Notes in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation in any such jurisdiction. U.S citizens and resident aliens with U.S. Taxpayer ID (e.g. Social Security number) may apply. Ford Credit has filed a registration statement (including a prospectus) with the Securities and Exchange Commission relating to the offering of Ford Interest Advantage Notes. Before you invest, you should read the prospectus in the Registration Statement and the other documents Ford Credit has filed with the SEC for more complete information about Ford Credit and the Ford Interest Advantage Note program. The documents may be obtained free of charge through EDGAR on the SEC website at https://www.sec.gov/cgi-bin/browse-edgar?company=Ford+Motor+credit&owner=exclude&action=getcompany. Alternatively, Ford Credit will send you a prospectus upon request by calling 1-800-462-2614. ford.com/finance/investor-center/ford-interest-advantage 800-462-2614

Ford Interest Advantage Online Access Terms and Conditions Page 1 Table of Contents Agreement to Participate Electronically Page 2 Software Requirements to Conduct Business On-Line Page 2 Processing agent; FIA Page 3 Acceptance of Terms and Conditions Page 3 Access, Security; Data Retention Page 3 Disclaimers Page 4 Limitation of Liability Page 4 Links to Other Sites Page 5 Jurisdiction; Entire Agreement Page 5 Receiving E-Statements Page 5 Text Message (SMS) Service Use Page 6 Mobile Apps Page 7 Online External Transfers Page 7 Adding a Designated Bank Account Online Page 7 External Transfer Options Page 7 External Transfers Not Completed Page 7 Exclusion of Warranties Page 7 Bill Payment Service Page 8 Bill Payment Service Definitions Page 8 Payment Scheduling Page 8 Payment Authentication and Payment Remittance Page 9 Payment Methods Page 9 Payment Cancellation Requests Page 9 Stop Payment Requests Page 9 Prohibited Payments Page 9 Tax Payments Page 9 Bill Delivery and Presentment Page 9 Information Provided to The Biller Page 10 Activation Page 10 Authorization to Obtain Bill Data Page 10 Notification Page 10 Cancellation of Electronic Bill Notification Page 10 Non-Delivery of Electronic Bill(S) Page 10 Accuracy and Dispute of Electronic Bill Page 10 Exclusion of Warranties Page 10 Failed or Returned Transactions Page 10 Service Termination, Deactivation, Cancellation, Or SuspensionPage 10 Biller Limitation Page 11 Returned Payments Page 11 Information Verification Page 11 Additional Terms Page 11 Password and Security Page 11 Termination for Non-Use Page 11 Notification of Unauthorized Transfers Page 11 Errors and Questions Page 11 Address and Other Changes Page 12 Online Service Disputes Page 12 Assignment Page 12 No Waiver Page 12 Captions Page 12

Ford Interest Advantage
Online Access Terms and Conditions

Ford Interest Advantage Online Access Terms and Conditions

The Ford Interest Advantage (FIA) Online Access Website (the "Online Access Web Site") permits you to view your FIA Note information and manage your FIA Note via the Internet. The Terms and Conditions for the use of the Online Access Web Site are provided below (collectively, the "Terms and Conditions").

General Terms

You must agree to the Terms and Conditions of use contained in this agreement to use Online Access. You are also subject to the Ford Interest Advantage Terms and Conditions as summarized in the FIA prospectus. Agreement to Participate Electronically

I have read and understand the computer hardware and software requirements listed below in the "Software Requirements to Conduct Business On-Line" section. I understand this hardware and software is necessary for me to send, receive and retain the information and disclosures related to the Ford Interest Advantage.

By checking the box labeled "**I have read and agree to the terms of the Ford Interest Advantage Online Terms and Conditions**" and clicking on the button labeled "Continue", **I am affirmatively stating that I'm currently accessing the Ford Interest Advantage Online Access Web Site with a computer system, ISP connection, and browser meeting the requirements set forth in the section below and that I have a printer which is necessary for me to send, receive and retain the above referenced Ford Interest Advantage disclosures and information.** By clicking on the box, I am also consenting to receive the information and disclosures related to the Ford Interest Advantage electronically. My consent is limited to the information and disclosures related to Ford Interest Advantage, including transaction records, only and none other. I can withdraw my consent at any time during the enrollment process **BEFORE** clicking on the box by exiting the site.

Your transactions cannot be processed electronically if you withdraw your consent.

I also understand that after I have consented to receive the information and disclosures related to the Ford Interest Advantage electronically, I can obtain a paper copy of the disclosure documents and other information by calling 1-800-462-2614. I understand requesting paper copies will be at no cost to me for deliveries via U.S. Postal Service regular postage.

Software Requirements to Conduct Business On-Line

To successfully send, receive and retain the information and disclosures related to Ford Interest Advantage, you will need the following software requirements ongoing:

Operating System	*Apple Safari®*	*Microsoft Internet Explorer®*	*Edge*	*Mozilla Firefox®*	*Google Chrome™*
Windows 8.1	-	11.0	-	80.0	85.0
Windows 10	-	-	85.0	80.0	85.0
Mac OS X 10.15.5 (Catalina™)	13.1.1	-	-	80.0	85.0
Mac OS X 10.14 (Mojave™)	13.0.1	-	-	80.0	85.0

Note: *Cookies and JavaScript must be enabled.*

TABLETS

Operating System	*Apple Safari®*	*Google Chrome™*
IOS 13.07	13.7	85.0
Android 7.1.1	-	83.0

Note: *To print or save a copy of the disclosures and other information, you must have a printer and browser with print screen capability or be able to save files to your computer. The most current versions of the software described above may also be suitable. You may contact us for a paper copy of this Agreement.*

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Ford Interest Advantage Online Access Terms and Conditions Page 3 Processing agent; FIA The Online Access Web Site is operated by The Northern Trust Company (the "Processing Agent") as processing agent for Ford Motor Credit Company LLC (“Ford Motor Credit Company”). The information accessible through the Online Access Web Site pertains to your investment with Ford Motor Credit Company (your "FIA Note"). You do not have a deposit or any other customer relationship with The Northern Trust Company by virtue of your FIA or your use of the Online Access Web Site. Please refer to your FIA prospectus for a description of the Processing Agent's duties and obligations relating to the Ford Interest Advantage. Acceptance of Terms and Conditions You may access the pages of the Online Access Web Site and make use of the services offered only if you accept and agree to these Terms and Conditions. After reviewing these Terms and Conditions carefully, including the authorization to conduct business on-line, you should indicate acceptance by checking the box labeled "I have read and agree to the terms of the Ford Interest Advantage Online Access Terms and Conditions" and clicking on the button labeled “Continue”. These Terms and Conditions apply to optional features and services of the Online Access Web Site such as the Bill Payment Service, SMS Alerts, E-Statements, and Online Transfers. You will not be allowed to access any other pages of the Online Access Web Site or make use of any services through the Online Access Web Site, until you accept these Terms and Conditions by clicking the box to indicate your acceptance. If you do not wish to accept these Terms and Conditions, you should simply exit now. These Terms and Conditions and the features and services accessible through the Online Access Web Site may be changed from time to time by Ford Motor Credit Company or by the Processing Agent posting changes to the Ford Interest Advantage Web Site without further notice to you. Your acceptance (by checking the box and clicking “Continue”) will constitute an ongoing acceptance of agreement to these Terms and Conditions, as they may be amended from time to time. If at any time you do not agree to these Terms and Conditions, please discontinue use of the Online Access Web Site. By agreeing to the Terms and Conditions in this agreement, you expressly consent to receive information, disclosures and notices related to your FIA Note and the Online Access Web Site electronically and/or at the email address you provided. You also expressly consent and agree that Ford Motor Credit Company and/or the Processing Agent may use written, electronic, or verbal means to contact you regarding your FIA Note or your use of the Online Access Web Site. This consent includes but is not limited to contact by manual calling methods, prerecorded or artificial voice messages, text messages, emails, and/or automatic telephone dialing systems. You agree that Ford Motor Credit Company and/or the Processing Agent may monitor and record telephone calls between us to assure the quality of our service or for other reasons. Access, Security; Data Retention In order to access information about your FIA Note or initiate transactions through the Online Access Web Site, you must enroll by providing information that may include your Note Number, Last 4 Digits of your Social Security Number and last statement balance. You agree that the foregoing access procedure is reasonable and that you approve of such access procedure. You will be fully responsible to protect against the unauthorized use of your password. Ford Motor Credit Company and the Processing Agent may rely on the fact that any person using the described access procedure is authorized by you to do so, to access your FIA Note information and to initiate transactions through the Online Access Web Site. Ford Motor Credit Company and the Processing Agent have established what they believe to be commercially reasonable procedures to protect information made available through the Online Access Web Site from being accessed by unauthorized persons and to prevent unauthorized persons from initiating transactions through the site, however, Ford Motor Credit Company and the Processing Agent cannot guarantee that such will not occur. You will not attempt, through the use of the Online Access Web Site or otherwise, to access or view any information of any person or to initiate transactions on behalf of any person who has not expressly authorized you to do so and has not provided you with such rights. In the event that you should receive or be exposed to information which you are not authorized to view, you will promptly notify the Investor Servicing Center at the toll-free telephone number indicated in your FIA statement, and destroy all copies (electronic or otherwise) of the unauthorized information. You expressly consent to Ford Motor Credit Company's and the Processing Agent's retention and use of data generated by and about you and your use of the Online Access Web Site if Ford Motor Credit Company and the Processing Agent believe the information would be useful (and allowed by law) in performing the Processing Agent's obligations as Processing Agent and in operating the Online Access Web Site. The Processing Agent has agreed contractually with Ford Motor Credit Company, and has a policy in furtherance of the agreement, not to reveal specific information about your FIA Note or other personally identifiable data to unaffiliated third parties (other than Ford Motor Credit Company) for their independent use except for the exchange of information with reputable reporting agencies to maximize the accuracy and security of such information; unless 1) the information is provided to help complete a transaction initiated by you; 2) you request or permit it; 3) the disclosure is required by or allowed by law (e.g., subpoena, investigation of fraudulent activity, request by a regulator, etc.); or 4) you have been informed about the possibility of disclosure for Processing Agent's marketing or similar purposes through a prior communication and given the opportunity to decline (i.e., "opt out"). In the circumstances that the

Ford Interest Advantage Online Access Terms and Conditions Page 4 Processing Agent provides personally identifiable information to a third party, other than Ford Motor Credit Company, the third party is expected to adhere to similar privacy principles that provide for keeping such information confidential. The Ford Motor Credit Company Privacy Policy Statement sets forth its privacy policies and is available on the Ford Interest Advantage general web site and the Online Access Web Site. Disclaimers NEITHER FORD MOTOR CREDIT COMPANY OR THE PROCESSING AGENT NOR ANY OF THEIR AFFILIATES MAKES ANY REPRESENTATION ABOUT THE SUITABILITY OF THE CONTENT OF THE ONLINE ACCESS WEB SITE FOR ANY PURPOSE. ALL CONTENT IS PROVIDED "AS IS" WITHOUT ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. FORD MOTOR CREDIT COMPANY, THE PROCESSING AGENT AND THEIR AFFILIATES DISCLAIM ANY WARRANTIES AND REPRESENTATIONS WITH REGARD TO THE CONTENT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT. Although Ford Motor Credit Company and the Processing Agent attempt to keep the information on the Online Access Web Site accurate, complete and current, Ford Motor Credit Company and the Processing Agent do not warrant that the content of the Online Access Web Site is accurate, complete or current. By using the information provided in the Online Access Web Site, you acknowledge that neither Ford Motor Credit Company, the Processing Agent nor their affiliates make any guarantee that the Online Access Web Site and the services offered therein will be timely, uninterrupted, secure, or error-free. It is your responsibility to verify any information accessed or viewed through the Online Access Web Site before relying on it. FORD MOTOR CREDIT COMPANY, THE PROCESSING AGENT AND THEIR AFFILIATES DISCLAIM ANY REPRESENTATIONS THAT ANY AUTOMATED SYSTEM (AS DEFINED BELOW) WILL OPERATE UNINTERRUPTED OR BE ERROR FREE. Limitation of Liability You understand that the use of the Internet and other automated systems (“Automated System(s)”) to perform the functions underlying the services accessed through the Online Access Web Site and to provide you with access to such services (collectively, the "Automated Services") entails risks, including, but not limited to, interruption of service, system or communication failures, delays in service, errors or omissions in information provided, errors in the design or functioning of such Automated Systems and corruption of data or systems (collectively, a "System Failure"), that could cause you substantial damage, expense or liability. FORD MOTOR CREDIT COMPANY, THE PROCESSING AGENT AND THEIR AFFILIATES WILL NOT BE LIABLE UNDER ANY CIRCUMSTANCES FOR ANY DAMAGE OR INJURY, INCLUDING BUT NOT LIMITED TO, THOSE CAUSED BY ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS, OR SYSTEM FAILURE. IN NO EVENT WILL FORD MOTOR CREDIT COMPANY, THE PROCESSING AGENT AND THEIR AFFILIATES BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOSS OF USE, DATA OR PROFITS ARISING OUT OF OR RELATING TO THE SERVICES AVAILABLE THROUGH THE ONLINE ACCESS WEB SITE OR THE USE, COPYING, OR DISPLAY OF INFORMATION ACCESSED THROUGH THE ONLINE ACCESS WEB SITE, WHETHER OR NOT FORD MOTOR CREDIT COMPANY, THE PROCESSING AGENT AND THEIR AFFILIATES WERE ADVISED OF OR WERE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING DISCLAIMER OF LIABILITY IS EFFECTIVE WITHOUT REGARD TO THE FORM OF ANY ACTION, INCLUDING BUT NOT LIMITED TO CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY. Without limiting the foregoing, Ford Motor Credit Company, the Processing Agent and their affiliates will not be liable for any losses or damages incurred as a result of any information or confidential information submitted to them through the Online Access Web Site, for their transmission of information or confidential information to any person(s) or entity(ies), or the institution or completion of transactions as a result of a request reasonably believed by Ford Motor Credit Company, the Processing Agent or their affiliates to have been made by you or any person authorized by you. SOME OF THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU TO THE EXTENT APPLICABLE LAW DOES NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. Without limiting the foregoing, Ford Motor Credit Company, the Processing Agent and their affiliates will not have liability for the actual or alleged insufficient exercise of care in selecting, monitoring or operating any Automated System, for any failure or delay in informing you of any System Failure or in taking action to prevent or correct any such System Failure. Ford Motor Credit Company, the Processing Agent and their affiliates have no responsibility to inform you of 1) any decision to use, not to use or cease using any Automated System, 2) the characteristics, function, design or purpose of any Automated System, or 3) any specific risks inherent in any Automated System. Without limiting the foregoing, in no case will Ford Motor Credit Company, the Processing Agent and their affiliates bear any liability for delivery of services through the Online Access Web Site, or for access to or use of the Online Access Web Site.

Ford Interest Advantage Online Access Terms and Conditions Page 5 Links to Other Sites Some of the sites listed as links in the Online Access Web Site will remove you from the Online Access Web Site server and are not under the control of Ford Motor Credit Company, the Processing Agent or their affiliates. Accordingly, Ford Motor Credit Company, the Processing Agent and their affiliates do not make any representations whatsoever concerning the content of those sites. The fact that Ford Motor Credit Company, the Processing Agent or their affiliates have provided a link to a site is not an endorsement, authorization, sponsorship, or affiliation by Ford Motor Credit Company, the Processing Agent or their affiliates with respect to such site, its owners, or its providers. Ford Motor Credit Company, the Processing Agent or their affiliates are providing these links only as a convenience to you. Jurisdiction; Entire Agreement These Terms and Conditions will be governed by and interpreted under the laws of the State of Illinois, United States of America, notwithstanding any principles of conflicts of law. The state or federal courts located in Cook County, Illinois, have exclusive jurisdiction over any cause of action arising out of or related to the use of the Online Access Web Site. These Terms and Conditions including any documents or terms referenced or incorporated by reference set forth the entire agreement between the parties relating to the use of the Online Access Web Site. If any part of these Terms and Conditions is held unlawful, void, or unenforceable, that part will be deemed severable and will not affect the validity and enforceability of any of the remaining provisions. Receiving E-Statements You have the option to receive FIA statements electronically. You may enroll via the Online Access Web Site by, in the section addressing e-statements, checking the box labeled “I have read and agree to the terms of the Ford Interest Advantage Online Access Terms and Conditions” and clicking on the button labeled “Submit”. By doing so, you 1) hereby ask not to receive paper statements and agree that the delivery of electronic statements to you via the Online Access Web Site not only satisfies any duty to report or account that Ford Motor Credit Company has in its prospectus and/or under applicable law, and 2) agree the delivery of statements electronically is the legal equivalent of mailing paper copies of statements to you. You agree to carefully review your statements online via the Online Access Web Site. You understand that you will receive electronic notification at the e-mail address you have provided in “Manage Contact Information” that your statement(s) has (have) posted to the Online Access Web Site, but you do not require such notice as a condition to opting out of mailed paper statements. You acknowledge that you are responsible for 1) the validity of the e-mail address, and 2) informing Processing Agent of any change in your e-mail address by updating the same within the Online Access Web Site. You also understand that you can revert to mailed paper statements at any time without charge by changing your designation in “Change Statement Delivery Method” under “Investor Service” within the Online Access Web Site. All preferences set on “Change Statement Delivery Method” take effect beginning with the next statement cycle. In order to receive this information electronically, you will need access to a device with internet service and access to an email account. Your electronic documents will be available in PDF format. For viewing, printing, storing or downloading your emails and FIA information, you should use the latest version of your web browser with JavaScript enabled. To access the PDF format for printer-friendly documents, you will also need Adobe Acrobat Reader. Your electronic documents may be viewed electronically via the Internet and printed from your printer. You may also save your electronic documents to your hard drive the way you would any other file from the Internet. You may access and download to compatible personal financial management software certain information regarding your FIA Note and transactions. Use of such software is at your expense and risk. Text Message (SMS) Service Use You may subscribe to use our SMS service through the Online Access Web Site. Your wireless carrier’s standard messaging rates apply to your entry or submission message, our confirmation and all subsequent SMS correspondence. Ford Interest Advantage does not charge for any content; however, downloadable content may incur additional charges from your wireless carrier. Please contact your wireless carrier for information about your messaging plan. Your carrier may impose message or charge limitations on your account that are outside of our control. All charges are billed by and payable to your wireless carrier. By subscribing, you consent to receiving SMS messages (daily limit is 90), including text messages from us which may include offers from us, our affiliates and partners. You can unsubscribe at any time from all services by texting the word STOP to 322654. You represent that you are the owner or authorized user of the wireless device you use to subscribe to the SMS service, and that you are authorized to approve the applicable charges. Ford Motor Credit Company, the Processing Agent and their affiliates will not be liable for any delays or failures in your receipt of any SMS messages as delivery is subject to effective transmission from your network operator and processing by your mobile device. SMS message services are provided on an AS IS, AS AVAILABLE basis.

Ford Interest Advantage Online Access Terms and Conditions Page 6 Data obtained from you in connection with the SMS service may include your mobile phone number, your carrier’s name, and the date, time and content of your messages and other information that you may provide. We may use this information to contact you and to provide the services you request from us, and to otherwise operate, develop and improve the service. Your wireless carrier and other service providers may also collect data from your SMS usage, and their practices are governed by their own policies. We will only use the information you provide to the service to transmit your text message or as otherwise described in this document. Nonetheless, we reserve the right at all times to disclose any information as necessary to satisfy any law, regulation or governmental request, to avoid liability, or to protect our rights or property. When you complete forms online or otherwise provide us information in connection with the SMS service, you agree to provide accurate, complete, and true information. The SMS service as well as the content and materials received through the SMS service are proprietary to us and our licensors, and are for your personal, non-commercial use only. You will not damage, impair, interfere with or disrupt the SMS service or its functionality. The SMS service is available only in the United States. We reserve the right to alter charges and/or these Terms and Conditions from time to time. We may suspend or terminate the SMS service to you if we believe you are in breach of our Terms and Conditions. Your service is also subject to termination in the event your wireless service terminates or lapses. We may discontinue the service at any time. If you have any questions, you may call the Support Center at 800-462-2614. You can also text the word HELP to 322654 to get additional information about the service. We do not charge for help or info messages; however, your wireless carrier’s standard messaging rates apply. Mobile Apps Use of the FIA mobile app to access your FIA Note is subject to additional terms and conditions that must be agreed to at the time you register for the mobile app. The mobile app is available in popular formats under the name of “Ford Interest Advantage App.” Online External Transfers You may access the Online Access Web Site and make certain single or recurring electronic redemptions and investments to or from an external bank account via ACH. Ford Interest Advantage does not charge for this service. ADDING A DESIGNATED BANK ACCOUNT ONLINE You may add a designated bank account to your FIA Note for future electronic redemptions and investments either 1) through the Online Access Web Site (not available for joint notes with dual signature requirement) or 2) by submitting the EFT Form. Designated bank accounts must have one owner in common with the FIA Note. By submitting a request online to add a designated bank account, you authorize the Processing Agent to verify the designated bank account information by processing a small test deposit and withdrawal to the designated bank account (may take up to three business days to complete). You will be asked to verify these amounts to complete the setup process. If the designated bank account is not added to your FIA Note for any reason, neither the Processing Agent, Ford Motor Credit Company nor their affiliates will incur any liability whatsoever. External Transfer Options Single Transfer (Redemption to your designated bank account or Investment from your designated bank account) • $50.00 minimum • Daily Maximum Limit $2,000,000 (Investment to your FIA note from your designated bank account using Online Access) • Online investments subject to five (5) business day hold once credited to your FIA Note Recurring Transfer (Redemption to your designated bank account or Investment from your designated bank account) • $50.00 minimum • Daily Maximum Limit $2,000,000 (Investment to your FIA note from your designated bank account using Online Access) • Online investments subject to five (5) business day hold once credited to your FIA Note Authorization: By clicking the “Submit Transfer” button in Online Access and submitting an external transfer, you request and authorize the Processing Agent to initiate investments or redemptions by electronic funds transfer in the amount shown from or to the designated bank account. Processing Times: Single transfers will be processed on the Will Occur On Date. For recurring transfers,

Ford Interest Advantage Online Access Terms and Conditions Page 7 the first transfer will be processed on the Will Occur On Date and subsequent transfers will be processed on the scheduled transfer date. If the scheduled transfer date is a weekend or holiday, the transfer will be processed on the next business day. Transfers scheduled for the last calendar day of the month will be processed on the last business day of the month, which may be prior to the scheduled transfer date. Canceling Transfers: A scheduled transfer may be cancelled by deleting the transfer from the Online Access Web Site prior to 2:00 p.m. Eastern Time on the business day immediately preceding the business day for which the transfer was to be processed. You may also cancel this authorization by contacting the Processing Agent orally or in writing and giving the Processing Agent sufficient time to act. Your Bank Account: You represent and agree that you are an owner of and have the authority to initiate investments or redemptions to or from the designated bank account you have provided and your FIA Note. Non-Sufficient Funds: You will be charged a fee for any transfers returned for non-sufficient funds. Your bank may charge you additional fees. No Liability: You agree that if any electronic redemption or investment is dishonored, whether with or without cause and whether intentionally or inadvertently, the Processing Agent and Ford Motor Credit Company will be under no liability whatsoever. ONLINE EXTERNAL TRANSFERS NOT COMPLETED The Processing Agent will use its best efforts to make all your online redemptions and investments properly; however, neither the Processing Agent, Ford Motor Credit Company nor their affiliates will incur liability if we are unable to complete any redemptions or investments initiated by you because of the existence of any one or more of the following circumstances: 1. If, through no fault of the Processing Agent or Ford Motor Credit Company, the principal balance of your FIA Note is not sufficient to complete the transaction (no overdrafts); 2. The payment processing center is not working; 3. You have not provided the correct bank account or FIA Note information; 4. Circumstances beyond control of the Processing Agent or Ford Motor Credit Company (such as, but not limited to, a systems failure, mechanical failure, interruption in computer service, fire, flood, or interference from an outside force) prevent the proper execution of the transaction; 5. An intended recipient cannot or will not accept a payment or is suspected of being a blocked person or entity; and/or 6. The transaction is in violation of these Terms and Conditions EXCLUSION OF WARRANTIES ONLINE REDEMPTION AND INVESTMENT SERVICES ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Ford Interest Advantage Online Access Terms and Conditions Page 8 BILL PAYMENT SERVICE Use of the Bill Payment Service provided by Ford Motor Credit Company, the Processing Agent, and their affiliates through the Online Access Web Site or through mobile access are subject to these Terms and Conditions. BILL PAYMENT SERVICE DEFINITIONS • "Bill Payment Service" means the Bill Payment Service described herein. • "Biller" is the person or entity to which you wish a bill payment to be directed or is the person or entity from which you receive electronic bills, as the case may be. • "Payment Instruction" is the information provided by you to the Bill Payment Service for a bill payment to be made to the Biller (such as, but not limited to, Biller name, Biller account number, and Scheduled Payment Date). • "FIA Note" is the specific Ford Interest Advantage note from which bill payments will be redeemed. • "Business Day" is every Monday through Friday, excluding Federal Reserve holidays. • "Scheduled Payment Date" is the day you want your Biller to receive your bill payment and is also the day your FIA Note will be debited, unless the Scheduled Payment Date falls on a non-Business Day in which case it will be considered to be the previous Business Day. • “Due Date” is the date reflected on your Biller statement for which the payment is due. It is not the late date or grace period. • “Scheduled Payment” is a payment that has been scheduled through the Bill Payment Service but has not begun processing. PAYMENT SCHEDULING The earliest possible Scheduled Payment Date for each Biller (typically four (4) or fewer Business Days from the current date) will be designated within the Bill Payment Service when you are scheduling the payment. Therefore, the Bill Payment Service will not permit you to select a Scheduled Payment Date less than the earliest possible Scheduled Payment Date designated for each Biller. When scheduling payments you must select a Scheduled Payment Date that is no later than the actual Due Date reflected on your Biller statement unless the Due Date falls on a non-Business Day. If the actual Due Date falls on a non-Business Day, you must select a Scheduled Payment Date that is at least on (1) Business Day before the actual Due Date. Scheduled Payment Dates must be prior to any late date or grace period. If you do not follow these payment scheduling guidelines, your payment may be received by the Biller after the Due Date which may result in the Biller imposing additional fees and charges against you. PAYMENT AUTHORIZATION AND PAYMENT REMITTANCE By providing the Bill Payment Service with names and account information of Billers to whom you wish to direct payments, you authorize the Bill Payment Service to follow the Payment Instructions that it receives through the payment system. In order to process payments more efficiently and effectively, the Bill Payment Service may edit or alter payment data or data formats in accordance with Biller directives. When the Bill Payment Service receives a Payment Instruction, you authorize the Bill Payment Service to debit your FIA Note and remit funds on your behalf so that the funds arrive as close as reasonably possible to the Scheduled Payment Date designated by you. You also authorize the Bill Payment Service to credit your FIA Note for payments returned to the Bill Payment Service by the United States Postal Service or Biller. The Bill Payment Service will use its best efforts to make all your payments properly; however, the Bill Payment Service will incur no liability if the Bill Payment Service is unable to complete any payments initiated by you because of the existence of any one or more of the following circumstances: 1. If, through no fault of the Service, the principal balance of your FIA Note is not sufficient to complete the transaction (no overdrafts); 2. The Bill Payment Service is not working; 3. You have not provided the Bill Payment Service with the correct information such as; FIA Note information, or the correct name, address, phone number, or account information for the Biller;

Ford Interest Advantage Online Access Terms and Conditions Page 9 4. Circumstances beyond control of the Bill Payment Service (such as, but not limited to, a systems failure, mechanical failure, interruption in computer service, fire, flood, or interference from an outside force) prevent the proper execution of the transaction; A Biller cannot or will not accept a payment or is suspected of being a blocked person or entity; and/or 5. The transaction is in violation of these Terms and Conditions. PAYMENT METHODS The Bill Payment Service reserves the right to select the method in which to remit funds on your behalf to your Biller. These payment methods may include, but may not be limited to, an electronic payment, an electronic to check payment, or a secure, single use bank card as determined by the payee’s bank. Any questions regarding these payment options should be directed to the biller. PAYMENT CANCELLATION REQUESTS You may cancel or edit any Scheduled Payment (including recurring payments) by following the directions within the Bill Payment section of the online system. There is no charge for canceling or editing a Scheduled Payment. Once the Bill Payment Service has begun processing a payment it cannot be cancelled or edited, therefore, a stop payment request must be submitted. STOP PAYMENT REQUESTS The Bill Payment Service's ability to process a stop payment request will depend on the payment method and whether or not a check has cleared. The Bill Payment Service may also not have a reasonable opportunity to act on any stop payment request after a payment has been processed. If you desire to stop any payment that has already been processed, you must contact the Support Center. Although the Bill Payment Service will make every effort to accommodate your request, the Bill Payment Service will have no liability for failing to do so. The Bill Payment Service may also require you to present your request in writing within fourteen (14) days. There is a $20.00 charge for each stop payment request. PROHIBITED PAYMENTS Payments through the Bill Payment Service to Billers outside of the United States or its territories are prohibited. Payments may also not be made to illegal internet gambling sites or payments at the direction of government agencies or of courts. Payments are subject to OFAC and other legally required restrictions. TAX PAYMENTS Tax payments may be scheduled through the Service; however, such payments are discouraged and must be scheduled at your own risk. In no event will the Bill Payment Service be liable for any claims or damages resulting from your scheduling Tax payments. The Bill Payment Service has no obligation to research or resolve any claim resulting from a Tax payment. All research and resolution for any misapplied, mis-posted or misdirected payments will be the sole responsibility of you and not of the Bill Payment Service. BILL DELIVERY AND PRESENTMENT This feature is for the presentment of electronic bills only and it is your sole responsibility to contact your Billers directly if you do not receive your statements. In addition, if you elect to activate one of the Service's electronic bill options, you also agree to the following: INFORMATION PROVIDED TO THE BILLER. The Bill Payment Service is unable to update or change your personal information such as, but not limited to, name, address, phone numbers and e-mail addresses, with the electronic Biller. Any changes will need to be made by contacting the Biller directly. Additionally, it is your responsibility to maintain all usernames and passwords for all electronic Biller sites. You also agree not to use someone else's information to gain unauthorized access to another person's bill. The Bill Payment Service may, at the request of the Biller, provide to the Biller your e-mail address, service address, or other data specifically requested by the Biller at the time of activating the electronic bill for that Biller, for purposes of the Biller informing you about Bill Payment Service and/or bill information. ACTIVATION. Upon activation of the electronic bill feature, the Bill Payment Service may notify the Biller of your request to receive electronic billing information. The presentment of your first electronic bill may vary from Biller to Biller and may take up to sixty (60) days, depending on the billing cycle of each Biller. Additionally, the ability to receive a paper copy of your statement(s) is at the sole discretion of the Biller. While your electronic bill feature is being activated it is your responsibility to keep your accounts with each Biller current. Each Biller reserves the right to accept or deny your request to receive electronic bills. The Bill Payment Service may, at the

Ford Interest Advantage Online Access Terms and Conditions Page 10 request of the Biller, provide to the Biller your e-mail address, Bill Payment Service address, or other data specifically requested by the Biller at the time of activating the electronic bill for that Biller, for purposes of the Biller informing you about Bill Payment Service and/or bill information. AUTHORIZATION TO OBTAIN BILL DATA. Your activation of the electronic bill feature for a Biller will be deemed by us to be your authorization for us to obtain bill data from the Biller on your behalf. For some Billers, you will be asked to provide us with your user name and password for that Biller. By providing us with such information, you authorize us to use the information to obtain your bill data. NOTIFICATION. The Bill Payment Service will use its best efforts to present all of your electronic bills promptly. In addition to notification within the Bill Payment Service, the Bill Payment Service may send an e-mail notification to the e-mail address listed for your FIA Note. It is your sole responsibility to ensure that this information is accurate. In the event you do not receive notification, it is your responsibility to periodically logon to the Bill Payment Service and check on the delivery of new electronic bills. The time for notification may vary from Biller to Biller. You are responsible for ensuring timely payment of all bills. CANCELLATION OF ELECTRONIC BILL NOTIFICATION. The electronic Biller has the right to cancel the presentment of electronic bills at any time. You may cancel electronic bill presentment at any time. The timeframe for cancellation of your electronic bill presentment may vary from Biller to Biller. It may take up to sixty (60) days, depending on the billing cycle of each Biller. The Bill Payment Service will notify your Biller(s) as to the change in status of your FIA Note and it is your sole responsibility to make arrangements for an alternative form of bill delivery. The Bill Payment Service will not be responsible for presenting any electronic bills that are already in process at the time of cancellation. NON-DELIVERY OF ELECTRONIC BILL(S). You agree to hold the Bill Payment Service harmless should the Biller fail to deliver your statement(s). You are responsible for ensuring timely payment of all bills. Copies of previously delivered bills must be requested from the Biller directly. ACCURACY AND DISPUTE OF ELECTRONIC BILL. The Bill Payment Service is not responsible for the accuracy of your electronic bill(s). The Bill Payment Service is only responsible for presenting the information received from the Biller. Discrepancies or disputes regarding the accuracy of your electronic bill summary or detail must be addressed with the Biller directly. These Terms and Conditions and the use of the Bill Payment Service do not alter your liability or obligations that exist between you and your Billers. EXCLUSIONS OF WARRANTIES THE BILL PAYMENT SERVICE AND RELATED DOCUMENTATION ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. FAILED OR RETURNED TRANSACTIONS In using the Bill Payment Service, you are requesting the Bill Payment Service to make payments for you by redeeming all or a portion of your FIA Note. If we are unable to complete the transaction for any reason associated with your FIA Note (for example, the principal balance of the note is insufficient to cover the transaction), the transaction will not be completed. In some instances, you will receive a return notice from the Bill Payment Service. SERVICE TERMINATION, DEACTIVATION, CANCELLATION, OR SUSPENSION In the event you wish to cancel the Bill Payment Service, you may have the ability to do so through the product, or you may contact the Support Center service via one of the following: • Telephone us at 800-462-2614 during normal business hours; and/or • Write us at: Ford Interest Advantage P.O BOX 75936 Chicago, Illinois 60675-5936 Any payment(s) the Bill Payment Service has already processed before the requested cancellation date will be completed by the Service. All Scheduled Payments including recurring payments will not be processed once the Bill Payment Service is cancelled. The Bill Payment Service may terminate or suspend the Bill Payment Service to you at any time. Neither termination nor suspension will affect your liability or obligations under these Terms and Conditions.

Ford Interest Advantage Online Access Terms and Conditions Page 11 If there is no bill payment activity for a period of 6 months, your Bill Payment Service will be deactivated. You may re-enroll in the Bill Payment Service at any time after the deactivation has occurred. BILLER LIMITATION The Bill Payment Service reserves the right to refuse to pay any Biller to whom you may direct a payment. The Bill Payment Service will notify you promptly if it decides to refuse to pay a Biller designated by you. This notification is not required if you attempt to make a prohibited payment under these Terms and Conditions. RETURNED PAYMENTS In using the Bill Payment Service, you understand that Billers and/or the United States Postal Service may return payments to the Bill Payment Service for various reasons such as, but not limited to, Biller's forwarding address expired; Biller account number is not valid; Biller is unable to locate account; or Biller account is paid in full. The Bill Payment Service will use its best efforts to research and correct the returned payment and return it to your Biller or void the payment and credit your FIA Note. You may receive notification from the Bill Payment Service. INFORMATION VERIFICATION Your enrollment in the Bill Payment Service may not be fulfilled if the Bill Payment Service cannot verify your identity or other necessary information. ADDITIONAL TERMS PASSWORD AND SECURITY You must choose a username and password when you register for the Online Access Web Site. You must keep your username and password secure and change your password regularly. You agree not to give or make available your password or other means to access your FIA Note in the Online Access Web Site to any unauthorized individuals. You are responsible for all transactions you authorize using the Online Access Web Site. If you permit other persons to use the online external transfer service for redemptions and investments, the Bill Payment Service, SMS service, or your password or other means to access your FIA Note, you are responsible for any transactions they authorize. If you believe that your password or other means to access your FIA Note in the Online Access Web Site has been lost or stolen or that someone may attempt to access your FIA Note online without your consent, you must notify the Support Center immediately by calling 800-462-2614 during normal business hours. TERMINATION FOR NON-USE For your protection, if you do not use the Online Access Web Site for a period of 18 months, your access will be terminated. NOTIFICATION OF UNAUTHORIZED TRANSFERS You agree to notify the Support Center by calling 800-462-2614 within two (2) Business Days after you discover that someone has made redemption or otherwise transferred money without your permission. ERRORS AND QUESTIONS In case of errors or questions about your online transactions, you should notify us as soon as possible via one of the following: 1. Telephone us at 800-462-2614 during normal business hours; 2. Contact us by using the application's e-messaging feature; and/or, 3. Write us at: Ford Interest Advantage P.O. Box 75936 Chicago, Illinois 60675-5936 If you think your statement is incorrect or you need more information about an online transaction listed on the statement, we must hear from you no later than thirty (30) days after the FIRST statement was sent to you on which the problem or error appears. You must: 1. Tell us your name and FIA note number; 2. Describe the error or the transaction in question, and explain as clearly as possible why you believe it is an error or why you need more information; and,

Ford Interest Advantage Online Access Terms and Conditions Page 12 3. Tell us the dollar amount of the suspected error. ADDRESS AND OTHER CHANGES It is your sole responsibility to ensure that the contact information in your user profile is current and accurate. This includes, but is not limited to your address, phone numbers and email addresses. Changes can be made online or by contacting the Support Center. Ford Motor Credit Company and the Processing Agent are not responsible for any processing errors or fees incurred if you do not provide accurate FIA Note or contact information. You must have a valid U.S. address to enroll in and utilize the Online Access Web Site. If you do not have a valid U.S. address, please telephone us at 1-800-462-2614 during normal business hours for possible assistance. ONLINE SERVICE DISPUTES In the event of a dispute regarding use of the Online Access Web Site, you and Ford Motor Credit Company and the Processing Agent agree to resolve the dispute by looking to these Terms and Conditions, including any documents or terms referenced or incorporated herein. You agree that these Terms and Conditions are the complete and exclusive statement of the agreement between you and Ford Motor Credit Company and the Processing Agent regarding use of the Online Access Web Site which supersedes any proposal or prior agreement, oral or written, and any other communications between you and Ford Motor Credit Company and the Processing Agent relating to the subject matter of these Terms and Conditions. If there is a conflict between what an employee of the Support Center says and these Terms and Conditions, these Terms and Conditions will prevail. ASSIGNMENT Ford Motor Credit Company or the Processing Agent may assign these Terms and Conditions to any directly or indirectly affiliated company. Ford Motor Credit Company or the Processing Agent may also assign or delegate certain of its rights and responsibilities under these Terms and Conditions to independent contractors or other third parties. NO WAIVER Ford Motor Credit Company or the Processing Agent will not be deemed to have waived any of their rights or remedies hereunder unless such waiver is in writing and signed by Ford Motor Credit Company or the Processing Agent. No delay or omission on the part of Ford Motor Credit Company or the Processing Agent in exercising any rights or remedies will operate as a waiver of such rights or remedies or any other rights or remedies. A waiver on any one occasion will not be construed as a bar or waiver of any rights or remedies on future occasions. CAPTIONS The captions of sections hereof are for convenience only and will not control or affect the meaning or construction of any of the provisions of these Terms and Conditions.

FORD INTEREST ADVANTAGE FEE SCHEDULE EFFECTIVE 8/1/2016 CORE PRODUCT Monthly Maintenance Free ($10.00 per month for balances below $1,000) Checks Checks, checkbook covers and check registers provided free Check Processing Free ($.25 each for checks written for less than $250) Non- Sufficient Funds Return $30 Stop Payment Order $20 FUNDS TRANSFER ACH Free Domestic Wire $25 International Wire $40 BILL PAYMENT Online Bill Payment Free DOMESTIC DELIVERY Overnight Delivery $12 800-462-2614

Ford Interest Advantage Online Note Application Terms of Use Page 1 The following Terms of Use govern your use of the Ford Interest Advantage Online Application for Investment (the “Application”). Please read these Terms of Use carefully before you complete the Application. If you do not agree with these Terms of Use, you should exit the Application and close your browser. Please print a copy to retain for your records. I. Eligibility Completion of the Application requires the following: You have read the Ford Interest Advantage Floating Rate Demand Note Prospectus. You are at least 18 years old. If applying for a custodial note, the beneficial owner must be a minor. You are a U.S. citizen and have a valid tax payer identification number. You have a valid state identification card or driver’s license. You have a U.S. mailing address. II. Use of Information The information provided on the Application may be used: To verify the identity of all potential note owners. Federal law requires that all financial institutions obtain, verify, and record information that identifies each person who opens a note. This information is required by the U.S. government to help fight the funding of terrorism and money laundering activities and is covered under the U.S. Patriot Act. To verify bank account information. To contact sources of credit information and banking references. As otherwise indicated in the Ford Interest Advantage privacy notice and online supplement located at https://credit.ford.com/privacy. III. Initial Investment Investment Minimum An initial investment of at least $1,000 must be made from an existing U.S. checking or savings bank account using the automated clearing house (ACH) transfer of funds process. This initial investment cannot be made by paper check, credit card, brokerage account, or investment account. Investments made via ACH transfer will be available for redemption five business days after completion of the transfer. Ford Employees Ford employees may make an initial investment as described above or they may use payroll deduction to complete their initial investment. If you are a Ford employee and select payroll deduction as your method of investment, you will be provided special instructions to begin the payroll deduction process. Investments via payroll deduction are not subject to the investment timing requirement below.

Ford Interest Advantage Online Note Application Terms of Use Page 2 Timing Requirements The initial investment must be completed within 10 business days of submitting the Application. Before the initial investment is completed, two test deposits and withdrawals (less than $1.00) will be made to verify ownership of the bank account. You are responsible for monitoring your bank account for these transactions. If this verification is not completed within 10 business days, your Application may be cancelled. After 30 days without verification, your Application will become inactive. If your Application is cancelled either by your request or failure to verify your bank account, your request to transfer funds from your bank account will also be cancelled. IV. Redemption Redemption Checks In order to make redemptions by check, you must complete the Ford Interest Advantage Signature Card form located at https://www.ford.com/finance/content/dam/ford-credit/us/pdf/investor-center/Ford_Interest_Advantage_Signature_Card.pdf The form must be printed, completed, notarized, and mailed to the address provided for processing. Once the form has been processed, redemption checks will be mailed to you. Additional redemption checks may be ordered by calling the Support Center at 1-800-462-2614. Joint Note Owners In the event there are joint note owners, each note owner expressly agrees to indemnify and hold harmless the Northern Trust Company, Ford Motor Credit

1 Ford Interest Advantage Signature Card All owners of Ford Interest Advantage (FIA) notes who plan to use the check writing features must have a signature on record. Please complete this form, sign in the applicable space(s) below, and have the form notarized by a Notary Public. Forms that are not notarized will not be accepted. Checkbooks will not be ordered without this completed form on file. Please return this completed document to the following address as soon as possible. Ford Interest Advantage The Northern Trust Company P.O. Box 75936 Chicago, IL 60675-5936 If you have any questions, please contact our Support Center at (800) 462-2614. Date: _______________ FIA Note Number: ___________________________ _______________________________ _______________________________ Primary Owner’s Signature Print Name _________________________________________________________________________ Address City State Zip STATE OF ) COUNTY OF ) I, _________________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that ____________________________________ personally appeared before me and acknowledged that __________________ executed and delivered the foregoing instrument as ________ free and voluntary act for the use and purposes therein set forth. Given under my hand and notarial seal this _____ Day of ____________________. __________________________________ Notary Public My Commission Expires: _________________________

2 Ford Interest Advantage Signature Card Date: _______________ FIA Note Number: ___________________________ _______________________________ _______________________________ Joint Owner’s Signature Print Name _________________________________________________________________________ Address City State Zip STATE OF ) COUNTY OF ) I, _________________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that ____________________________________ personally appeared before me and acknowledged that __________________ executed and delivered the foregoing instrument as ________ free and voluntary act for the use and purposes therein set forth. Given under my hand and notarial seal this _____ Day of ____________________. __________________________________ Notary Public My Commission Expires: _________________________

Ford Interest Advantage Online Note Enrollment Frequently Asked Questions and Help Information 1 Which Ownership type should I choose? There are three ownership options available when opening a note online. Individual Investment: The investment is registered to one individual. Joint Investment: More than one person owns the investment. Multiple owners will be deemed to be Joint Tenants with Rights of Survivorship. Custodial Investment (Uniform Gifts to Minors Act/Uniform Transfers to Minors Act): The minor is the beneficial owner of the investment. Other ownership types include investments registered to a Trust, Corporation, LLC, Partnership or Association. Applications must be submitted by mail to the Northern Trust Company for manual processing of these ownership types. Why do I need to provide a Social Security Number or Tax Id? The Social Security Number or Tax ID is used for identification purposes and for annual reporting of interest earned. Which Social Security Number should I use on the Custodial Investment? The Custodial Investment must be opened under the minor’s Social Security Number. Why do I need to provide a Driver's License or State ID? The Driver's License or State ID is used as a form of identification verification. Why is personal information required from all applicants? To help fight the funding of terrorism and money-laundering activities, the U.S. government has passed the USA PATRIOT ACT, which requires banks, including the Ford Interest Advantage processing agent bank, to obtain, verify and record information that identifies persons who engage in certain transactions with or through a bank. This means that, in order for us to open a Ford Interest Advantage for you, we will need to collect the information solicited on this application from for ALL PERSONS listed on the note. Can I apply online if I am a non-U.S. Citizen? Online applications are limited to U.S. Citizens who have a U.S. address and a U.S. Tax Identification number. Non-U.S. citizens may submit an application by mail for processing. For more information, go to the Ford Credit website, Investor Center, Ford Interest Advantage page. From the Enrollment Package section, print the application form. Complete the form, sign it and mail it with your initial investment. If you have any questions, contact our Support Center at 800-462-2614.

Ford Interest Advantage Online Note Enrollment Frequently Asked Questions and Help Information 2 Helpful hints for entering your email address. The email address you are asked to enter when completing the application process should be entered exactly as it was when you started the application process. It is case sensitive. If you attempt the email address 3 times and are unsuccessful, you will be locked out. Please contact the Support Center for assistance at 800-462-2614. Why is my mother's maiden name required on the application? This information can be used to verify your identity when contacting the Support Center for assistance. Why do I need to review and accept Disclosures? Disclosures contain important terms and conditions that apply to your application and note. What is Back-Up Withholding? Backup withholding is a type of tax withholding on specific types of income for federal tax purposes. Backup withholding may be mandatory in certain circumstances. Most taxpayers, however, are exempt from backup withholding. If you are subject to backup withholding tax, the IRS has most likely notified you. What is FATCA? The Foreign Account Tax Compliance Act (FATCA) is a United States federal law requiring United States persons (including those living outside the U.S.) to have yearly reported themselves and their non-U.S. financial accounts to the Financial Crimes Enforcement Network (FINCEN), and requires all non-US (Foreign) Financial Institutions (FFI's) to search their records for suspected US persons for reporting their assets and identities to the US Treasury. Why are you asking about my expected note activity? These questions are required as part of our processing agent bank’s customer due diligence for detecting, monitoring, and reporting suspicious activity. Answer the questions about how you expect to use Ford Interest Advantage. How do I fund my Ford Interest Advantage note when using the online application process? The initial investment must be processed as an external transfer from an existing bank account. A check investment is not permitted as the initial investment. The account at the other bank: Must be owned by you. Must be located in the U.S. Must be a checking or savings account. Ford Employees are provided the option to fund their Ford Interest Advantage note using payroll deduction.

Ford Interest Advantage Online Note Enrollment Frequently Asked Questions and Help Information 3 How will I start my payroll deduction? Only Ford Employees are eligible to participate in payroll deduction. Once your online application has been submitted, your new Ford Interest Advantage note number will be presented on the Confirmation page. Instructions for activating your payroll deduction will be included in your Welcome Letter and are available on the Ford Credit website. Is there a minimum payroll deduction requirement? Yes, the minimum payroll deduction for Ford Employees is $100 per month. You will have 10 months to fulfill the $1,000 minimum balance required before monthly maintenance fees are assessed. How long do I have to verify the test deposits? You have 10 days to complete your investment or your application may be cancelled. A reminder will be sent to the email address you provided on the application. What if I do not receive the test deposits/withdrawals? If you do not receive two test deposits and two test withdrawals within 5 days of submitting your application and designating an external bank from which to transfer funds, please contact the Support Center at 800-462-2614 for assistance. What if I can’t locate the verification code needed to finalize my application process? Your unique verification code associated with your application was provided to you on the Confirmation page when you provided your external bank information and initial investment amount. The verification code is also sent to you by email with the external transfer funding instructions. If you need assistance with locating your unique verification code, please contact the Support Center at 800-462-2614. How soon will my initial investment be posted? Your external transfer of funds from your bank account requires 2-4 business days to process. There will be an automatic 5-day hold on your investment from the date it is received. If you do not see your investment posted within 5 business days, please contact the Support Center for assistance at 800-462-2614. Enrolling in Online Access will provide you access to your investment and transaction history. Why do I need to submit a Signature? Signatures are necessary to help protect your investment from fraud. No check redemptions will be permitted without a signature on file. How soon will I receive a checkbook? A redemption checkbook will be ordered and mailed to your address of record as soon as your signature card has been received. Allow ten business days for receipt of the checkbook by mail.

Ford Interest Advantage Online Note Enrollment Frequently Asked Questions and Help Information 4 What is Ford Interest Advantage Online Access? Ford Interest Advantage Online Access makes it quick and easy to manage your investment anytime and anywhere. It provides detailed views of your note activity including transaction history. You can request to receive electronic statements, schedule external transfers 24/7, or set up alerts using Online Access. Can I use an existing Ford Interest Advantage note to fund my initial investment? You may not transfer funds from any existing Ford Interest Advantage note you may own for the initial investment. You must use a bank account owned by you located in the U.S. It must be a checking or savings account. What if I change my mind and do not want to invest after I have submitted my application? If you decide that Ford Interest Advantage is not the right investment option for you after you have submitted your application, you may cancel your application by contacting our Support Center at 800-462-2624. Your authorization for your external transfer will also be cancelled as part of this request. If the external bank account has already been verified, you must call and request a note closure after your initial investment is processed. If you are a Ford employee and had selected payroll deduction as the way to invest, you must call and request a note closure.